UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

October 6, 2008

DATE OF REPORT

(DATE OF EARLIEST EVENT REPORTED)

FRESENIUS KABI PHARMACEUTICALS

HOLDING, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-34172	98-0589183
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)

Else-Kroener-Strasse 1

61352 Bad Homburg v.d.H.

Germany

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

+49 (6172) 608 0

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

NOT APPLICABLE

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A amends the Form 8-K filed by Fresenius Kabi Pharmaceuticals Holding, Inc. on October 10, 2008, in order to provide the correct amount of additional funds from other sources that will be used to pay down the bridge credit facility under the Bridge Facility Agreement (as defined below). On October 10, 2008, Fresenius Kabi Pharmaceuticals Holding, Inc. made a filing on Form 8-K pursuant to Item 2.03 of Form 8-K to report an increase in the amount of its Senior Credit Facilities Agreement (as defined below) and drawdowns of those additional amounts, and repayment of amounts outstanding under its Bridge Facility Agreement, using the additional amounts drawn under the Senior Credit Facilities Agreement and other sources. Item 2.03 of the October 10, 2008 Form 8-K incorrectly stated the amount of additional funds from other sources that would be used to pay down the bridge credit facility. The bridge credit facility will be paid down by an additional $100 million and not $200 million from other sources as reported in the October 10, 2008 Form 8-K. As a result, the aggregate amount outstanding under the Bridge Facility Agreement, after these repayments, will be approximately $700 million and not $600 million as reported in the October 10, 2008 Form 8-K.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

In connection with the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated July 6, 2008, among Fresenius SE (“Fresenius”), a societas europaea organized under the laws of Germany, Fresenius Kabi Pharmaceuticals Holding, Inc. (the “Company”), an indirect, wholly-owned subsidiary of Fresenius, Fresenius Kabi Pharmaceuticals, LLC, a direct, wholly-owned subsidiary of the Company, and APP Pharmaceuticals, Inc., on September 10, 2008, Fresenius and certain subsidiaries and affiliates of the Company entered into a credit agreement with Deutsche Bank AG, London Branch, as administrative agent, Deutsche Bank AG, London Branch, Credit Suisse, London Branch, and J.P. Morgan plc, as arrangers and book running managers, and the other lenders party thereto (the “Senior Credit Facilities Agreement”) and a bridge credit agreement with Deutsche Bank AG, London Branch, as the administrative agent, Deutsche Bank AG, London Branch, Credit Suisse, London Branch, and J.P. Morgan plc, as arrangers and book running managers, and the other lenders party thereto (the “Bridge Facility Agreement”). The descriptions of the Senior Credit Facilities Agreement and the Bridge Facility Agreement included under the caption “The Merger – Financing of the Merger” in the Company’s Registration Statement on Form S-4 (Registration No. 333-152690), filed on August 1, 2008 pursuant to the Securities Act of 1933, as amended and supplemented, and under Item 2.03 “Creation of a Direct Financial Obligation or an Obligation under an Off-Shore Balance Sheet Arrangement of a Registrant” in the Form 8-K filed September 16, 2008, are incorporated by reference herein.

On October 6, 2008, the amount of the senior credit facilities under the Senior Credit Facilities Agreement was increased by approximately $500 million to approximately $2,950 million through an increase in the amount of the term loan B facility by approximately $500 million to approximately $1,500 million. On the date hereof, the full amount of the increase to the term loan B facility will be drawn down under the Senior Credit Facilities Agreement. In connection therewith, the corresponding intercompany term loan agreement will be amended to reflect the changes to the Senior Credit Facilities Agreement.

The additional funds, when drawn, will be used to repay a portion of the $1.3 billion outstanding under the Bridge Facility Agreement. The bridge credit facility will be paid down by an additional $100 million from other sources so that the aggregate amount outstanding under that facility, after these repayments, will be approximately $700 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESENIUS KABI PHARMACEUTICALS HOLDING, INC.

(REGISTRANT)

By:	/s/ Richard Maroun
Name:	Richard Maroun
Title:	Secretary, Fresenius Kabi Pharmaceuticals Holding, Inc.

Dated: October 14, 2008